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                                                                EXHIBIT 10(b)(v)

                               THIRD AMENDMENT TO
                             1988 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


         WHEREAS, ANADARKO PETROLEUM CORPORATION (the "Company") has heretofore adopted the 1988 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS ("Plan"); and

         WHEREAS, the Company desires to further amend the Plan:

         NOW, THEREFORE, the Plan shall be amended, effective as of March 30, 2000, as follows:

1.       The following paragraph shall be added to the end of Paragraph 8(c):

                  Notwithstanding any other provision of this Plan to the contrary, for purposes of this Plan, a Change of Control shall not include any votes, transactions, acquisitions of stock ownership, changes in board composition, or other actions, transactions or consequences of any nature whatsoever, whether viewed in isolation or in the aggregate, occurring in connection with or resulting from the transactions contemplated by the Agreement and Plan of Merger among Anadarko Petroleum Corporation, Dakota Merger Corp., and Union Pacific Resources Group Inc., dated as of April 2, 2000 (as it may be amended or supplemented from time to time) (the "Merger Agreement") and any related documents.

2.       As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 30th day of March, 2000.

                                    ANADARKO PETROLEUM CORPORATION


                                    By:
                                        ----------------------------------------
                                        Charles G. Manley
                                        Sr. Vice President, Administration